CHIPS AND TECHNOLOGIES, INC.

                     NONQUALIFIED STOCK OPTION AGREEMENT

                            FOR OUTSIDE DIRECTORS
                                GRANT NUMBER

     Chips and Technologies, Inc., a Delaware corporation (the "Company"), has granted to___________________________________________________________
___________ (the "Optionee"), and option to purchase a total of shares of common stock of the Company, under to Company's 1988 Outside Directors Stock Option Plan (the "Plan"), at the Exercise Price of $_________ per share and in the manner, and subject to the provisions of this Option Agreement (the "Option"). This Option is intended to be a nonqualified stock option and, as provided in Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code"), this Option shall not be treated as an incentive stock option.

     All questions of interpretation concerning this Option Agreement shall be determined by the Board of Directors of the Company (the "Board") and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent reference herein to the board shall also mean the committee if such committee has been appointed. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

1.   Exercise of the Option.

     (a)  Right to Exercise.   The Option shall be immediately exercisable in
     its entirety on or after the Date of Option Grant (as set forth below) subject to the Optionee's agreement that any shares purchased upon exercise are subject to the Company's repurchase rights set forth in Paragraph 6 below.

     (b)  Method of Exercise.   The Option shall be exercisable by written
     notice to the Company which shall state the election to exercise the Option, the number of shares for which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such shares as may be required by the Company pursuant to the provisions of this Option Agreement. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Chief Financial Officer of the Company, or other authorized representative of the Company, prior to the expiration of the term of the Option as set forth in Paragraph 3 below, accompanied by an executed copy of the then current form of escrow instructions as required below and full payment, in cash or by check, of the option price for the number of shares being purchased.

     (c)  Withholding.   At the time the Option is exercised, in whole or in
     part, or at any time thereafter as requested by the Company, the Optionee shall make adequate provision for federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise of the Option in whole or in part, (ii) any transfer, in whole or in part, of any shares acquired on exercise of the Option, (iii) the operation of any federal or state law providing for the imputation of interest, or (iv) the lapse of any restriction with respect to any shares acquired on exercise of the Option.

     (d)  Certificate Registration.   The certificate or certificates for the
     shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

     (e)  Restriction on Grant of Option and Issuance of Shares.   The grant
     of the Option and the issuance of shares pursuant to the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities, including, without limitation, any required approval by the Commissioner of Corporations of the State of California. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law ro regulation and to make any representation or warranty with respect thereto as may be requested by the Company. The Company may at any time place legends referencing any applicable federal and/or state securities restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement.

     (f)  Fractional Shares.   The Company shall not be required to issue
     fractional shares upon the exercise of the Option.


2.   Non-Transferability of the Option.   The Option may be exercised during
     the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner, expect by will or by laws of descent and distribution.


3.   Option Term.

     (a)  Termination of Option.   The Option shall terminate and may no
     longer be exercised on the first to occur of (i) five (5) years from the Date of Option Grant as set forth below (the "Option Term Date"), (ii) upon a Transfer of Control as described below, or (iii) the last date for exercising the Option following the Optionee's termination of service as a director as described below. The Option may be exercised during such period only in accordance with the terms of the Option as set forth in this Option Agreement.

     (b)  Ownership Change and Transfer of Control.   For the purposes
     hereof, the "Control Company" shall mean Chips and Technologies, Inc. An "Ownership Change" shall be deemed to have occurred in the event any of the following occurs with respect to the Control Company:

          (i) the direct or indirect sale or exchange by the shareholders of the Control Company of all or substantially all of the stock of the Control Company;

          (ii) a merger in which the Control Company is a party; or

          (iii) the sale, exchange, or transfer of all or substantially all of the Control Company's assets (other than a sale, exchange, or transfer to one or more corporations where the shareholders of the Control Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) to which the assets were transferred).

          A "Transfer of Control" shall mean an Ownership Change in which the shareholders of the Control Company before such Ownership Change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Control Company.

          In the event of a Transfer of Control, the Board, in its sole discretion, shall either (A) provide that all shares acquired on exercise of the Option become Vested Shares for purposes of Paragraph 6 below effective upon the Transfer of Control, or (B) arrange with the surviving, continuing, successor, or purchasing corporation, as the case may be, that such corporation either assume the Company's rights and obligations under this Option Agreement or substitute options for such corporation's stock for the Option. The Option shall terminate effective as of the date of the Transfer of Control to the extent that the Option is neither exercised as of the date of the Transfer of Control nor assumed by the surviving, successor , or purchasing corporation, as the case may be.

     (c)  Termination of Service as a Director.

          (i) If the Optionee ceases to be a director of the Company for any reason except death or disability within the meaning of section 422A(c) of the Code, the Option, the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be a director, may be exercised by the Optionee within one (1) month after the date of which the Optionee's service as a director of the Company terminates, but in any event no later than the Option Term Date. If the Optionee's service as a director of the Company is terminated because of the death of Optionee or disability of the Optionee within the meaning of section 422A(c) of the Code, the Option may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of six (6) months from the date the Optionee's service as a director of the Company terminated, but in any event no later that the Option Term Date. Notwithstanding this paragraph 3(c)(i), the Option may not be exercised after the Optionee's termination of service as a director if the shares acquired on exercise of the Option would be Unvested Shares as that term is defined in Paragraph 6 below.

          (ii) Except as provided in this Paragraph 3, the Option shall terminate and may not be exercised after the Optionee's service as a director of the Company terminates unless the exercise of the Option in accordance with this Paragraph 3 is prevented by the provision of Paragraph 1(e). If the exercise of the Option is so prevented, the Option shall remain exercisable until one (1) month after the date the Optionee is notified by the Company that the Option is exercisable.

          (iii) Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Option shall remain exercisable until the earliest to occur of (A) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (B) the one hundred and ninetieth (190th) day after the Optionee's termination of service as a director of the Company, and (C) the Option Term Date.


4. Effect of Change in Stock Subject to the Option. Appropriate adjustments shall be made in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control) shares of another corporation (the "New Shares"), the Company may unilaterally amend this Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price shall be adjusted in a fair and equitable manner.


5. Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, expect as provided in Paragraph 4.


6.   Unvested Share Repurchase Option.   In the event the Optionee ceases to
     be a director of the Company for any reason, with or without cause, or if the Optionee or the Optionee's legal representative attempts to sell, exchange, transfer, pledge, or otherwise dispose of (other than pursuant to an Ownership Change) an shares acquired upon exercise of the Option which have not vested in the Optionee pursuant to Paragraph 6(a) below (the "Unvested Shares"), the Company shall have the right to reacquire the Unvested Shares under the terms and subject to the conditions set forth in this Paragraph 6 (the "Unvested Shares Repurchase Option").

          (a) Vesting of Shares. Unless otherwise specified by the Board at the time the Option is granted and set forth below, the term Initial Vesting Date shall mean the date six (6) months form the date the Option is granted. Prior to the Initial Vesting Date, no shares subject to the Option shall vest in the Optionee so that prior to the Initial Vesting Date all shares acquired by the Optionee shall be subject to the Unvested Share Repurchase Option. Shares subject to the Option shall vest in the Optionee (the "Vested Shares") on and after the Initial vesting Date in accordance with the following formula:

          Nemployment + 6       x     Ngrant     = Nvested
              Nperiod

          Where:    Nemployment    =    the number of full months of the
                                        Optionee's continuous service as a
                                        director of the Company for the Initial
                                        Vesting Date with fractional months
                                        being eliminated.

                     Nperiod       =    forty-eight (48) full months

                     Ngrant        =    the number of shares subject to the
                                        Option.

                     Nvested       =    the number of Vested Shares.

          (b)  Escrow.   To insure that the Unvested Shares will be available
     for repurchase, the Optionee shall deposit the certificates evidencing the shares which the Optionee purchases upon exercise of an Option with an escrow agent designated by the Board under the terms and conditions of an escrow agreement approved by the Board. The Company shall bear the expenses of the escrow.

          (c)  Exercise of Unvested Share Repurchase Option.   The Company
     may exercise the Unvested Share Repurchase Option by written notice to the Optionee within sixty (60) days after (i) such termination of service as a director (or exercise of the Option, if later) or (ii) the Company has received notice of an attempted disposition. If the Company fails to give notice within such sixty (60) day period, the Unvested Share Repurchase Option shall terminate unless the Company and the Optionee have extended the time for the exercise of the Unvested Share Repurchase Option. The Unvested Share Repurchase Option must be exercised, if at all, for all of the Unvested Shares, except as the Company and the Optionee otherwise agree.

          (d)  Payment for Shares and Return of Shares.   Payment by the
     Company to the escrow agent on behalf of the Optionee or the Optionee's legal representative shall be made in cash within sixty (60) days after the date of the mailing of the written notice of exercise of the Unvested Share Repurchase Option. For purposes of the foregoing, cancellation of any promissory note of the Optionee to the Company shall be treated as payment to the Optionee in cash to the extent of the unpaid principal and any accrued interest cancelled. The purchase price per share being purchased by the Company shall be an amount equal to the Optionee's original cost per share, as adjusted pursuant to paragraph 4 above. Within thirty (30) days after payment by the Company, the escrow agent shall give the shares which the Company has purchased to the Company and shall give the payment received from the Company to the Optionee.

          (e)  Ownership Change.   In the event of an Ownership Change, the
     Unvested Share Repurchase Option shall continue in full force and effect; provided, however, that service as a director of the Company for the purpose of this Paragraph 6 shall include all service with the Company or any corporation which was either a parent or subsidiary corporation of the Company as defined at section 425 of the Code at the time the services were rendered, whether or not the corporation was included within such term both before and after the event constituting the Ownership Change.

          (f) Transfers Not Subject to the Unvested Share Repurchase Option. The Unvested Share Repurchase Option shall not apply to a transfer to the Optionee's ancestors or descendants or spouse or to a trustee for their benefit; provided, however, that such transferee shall agree in writing (in a form satisfactory to the Board) to take the stock subject to all the terms and conditions of this Paragraph 6 providing for an Unvested Share Repurchase Option.

          (g)  Legends.   The Company may at any time place a legend or
     legends referencing the Unvested Shares Repurchase Option on any shares subject to the Unvested Share Repurchase Option.

          (h)  Assignment of Unvested Share Repurchase Option.   In the event
     the Company is unable to exercise the Unvested Share Repurchase Option pursuant to the provisions of Section 160 of the Delaware General Corporation Law, or the corresponding provisions of other applicable law, the Company shall have the right to assign the Unvested Share Repurchase Option to one or more persons as may be selected by the Board.


7.   Stock Dividends Subject to Option Agreement.   If, from time to time,
     there is any stock dividend, stock split or other change in the character or amount of any of the stock outstanding stock of the Company, then in such event any and all new substituted or additional securities to which the Optionee is entilted by reason of the Optionee's ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Unvested Share Repurchase Option with the same force and effect as the shares subject to the Unvested Share Repurchase Option immediately before such event.


8.   Binding Effect.   This Option Agreement shall inure to the benefit of
     and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.


9.   Amendment to Termination.   The Board may at any time amend or terminate
     the Plan and/or the Option; provided, however, that no such amendment or termination may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee.


10.  Integrated Agreement.   This Option Agreement constitutes the entire
     understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no agreements, understanding, restrictions, representations, or warranties among the Optionee and the Company other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of this Option and shall remain in full force and effect.


     "Date of Option Grant":_________________________________________________


                              CHIPS AND TECHNOLOGIES, INC.


                              By:____________________________________________

                              Title:    PRESIDENT & CEO
                                    -----------------------------------------

     The Optionee represents that he has either a pre-existing personal or business relationship with the Company or any of the Company's officers, directors, or controlling persons, or by reason of his business or financial experience or the business or financial experience of the Optionee's advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protest his own interests in connection with the transaction.

     The Optionee represents that he is purchasing for his own account and not with a view to or for sale in connection with any distribution of the security.

     The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the Unvested Share Repurchase Option set forth in paragraph 6, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.



Date:_______________________     ___________________________________________



     The undersigned, being the spouse of the above-named optionee, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the above Agreement, and the undersigned hereby agrees thereto and joins therein to the extent, if any, that the agreement and joinder of the undersigned may be necessary.



Date:_______________________     ___________________________________________